Exhibit 1

                 CAPITAL STOCK FOR INVENTORY PURCHASE AGREEMENT
                 ----------------------------------------------

     THIS CAPITAL STOCK FOR INVENTORY PURCHASE AGREEMENT ("Agreement") is made this 18th day of August, 1997 by, between and among RADA Electronic Industries, Ltd. (hereinafter referred to as "RADA" or "Seller") and Jetborne International, Inc. (hereinafter referred to as "JII", "Company" or "Buyer"), for the purchase of aircraft parts inventory in exchange for restricted capital stock of the Seller.

                              W I T N E S S E T H :

     WHEREAS, Jetborne International, Inc. purchased certain aircraft parts inventory from RADA during December, 1996; and

     WHEREAS, RADA's invoice for such aircraft parts inventory has been outstanding and unpaid by the Company; and

     WHEREAS, the parties have determined to satisfy the unpaid aircraft parts inventory invoice obligation through RADA's acquisition of an ownership interest in the Company; and

     WHEREAS, Jetborne International, Inc., a publicly held Delaware corporation ("JII") has authorized capital stock comprised only of 14,000,000 shares of $.01 par value Common Stock, of which 11,882,286 shares are issued and outstanding as of the date of this Capital Stock Purchase Agreement (the "Agreement"); and

     WHEREAS, Jetborne International, Inc. intends to reverse split its Common Stock on a one (1) post-split share for ten (10) pre-split shares basis; and

     WHEREAS, the parties agree that the unpaid obligation is equivalent in value to approximately forty-nine (49%) percent of the ownership interest in JII; and

     WHEREAS, the Seller is agreeable to issuing, selling, transferring and conveying approximately forty-nine (49%) percent of its ownership interest to the Seller to extinguish the unpaid obligation generated by its purchase of the certain inventory,

     NOW   THEREFORE,   in   consideration   of  the  premises  and   respective
representations, warranties, covenants, agreements and indemnities contained in this Agreement, each of the parties hereto hereby agrees as follows:

                                   ARTICLE I.
                                    RECITALS
                                    --------

     The parties confirm that each of the foregoing recitations are true and correct in all respects and are incorporated herein.

                                   ARTICLE II.
                                PURCHASE AND SALE
                                -----------------

     The Buyer shall issue, from authorized, previously unissued Common Stock, and shall sell, assign, transfer and convey to the Seller, 1,141,630 (post-split) shares of the restricted Common Stock of Jetborne International, Inc. (the "Shares").

                                  ARTICLE III.
                                     CLOSING
                                     -------

     Consummation of the transaction contemplated herein shall occur upon delivery to the Seller of the post-split JII Shares as contemplated herein and shall constitute the Closing which shall take place within one hundred eighty
(180) days of full and final execution of this Agreement. Whenever reference is made in this Agreement to a state of facts in existence on the Closing Date, such reference shall be taken to refer to the close of the business on the day immediately preceding the Closing Date.

                                   ARTICLE IV.
                      CONSIDERATION; SUBSEQUENT MANAGEMENT
                      ------------------------------------

     In exchange for the Shares, the Seller shall withdraw its invoice to JII for the said certain lot of aircraft parts inventory and cancel and extinguish its receivable therefor in the amount of approximately $2,700,000 (U.S.).

     The  parties   intend  to  negotiate  a  subsequent   agreement   regarding
participation of the Seller in management of the Company following execution of this Agreement and consumation of the transactions contemplated herein.

                                   ARTICLE V.
                    REPRESENTATIONS & WARRANTIES OF THE BUYER
                    -----------------------------------------

     5.1 Except as disclosed in the schedules attached hereto, as a material inducement to the Seller to execute and perform its obligations under this Agreement, the Buyer represents and warrants to the Seller, as of the date hereof, and as of the Closing Date, as follows:

     A. Organization and Good Standing - Compliance. JII is duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease and operate its properties and assets and to carry on any business. JII is presently engaged in commercial operations with assets and liabilities as reflected in its most recent draft annual reports on Form 10-K not yet filed with the U.S. Securities & Exchange Commission for the fiscal years ended April 30, 1996 and 1997. Seller acknowledges prior receipt of a true copy of such draft annual reports. The Company has all requisite corporate power to enter into this Agreement and to sell the Shares and to carry out and perform its obligations under the terms of this

          Agreement.

     B. Capital Stock. JII has only one class of capital stock, i.e. Common Stock, $.01 par value per share, of which there are 14,000,000 shares authorized, 11,882,280 shares issued and outstanding as of the date of this Agreement. Upon consummation of the transaction contemplated hereby, all issued and outstanding shares of capital stock of JII will have been duly authorized and validly issued, fully paid and non-assessable. Upon completion of the one (1) for ten (10) reverse split planned, JII will have 14,000,000 shares and 1,188,228 (post-split) shares issued and outstanding.

     C. Liens And Encumbrances. There are no liens, encumbrances, pledges, probational agreements or claims of any nature against the JII Shares (to be issued to the Seller by the Buyer).

     D.   Securities Law and Warrants and Options.

          (a) All of the outstanding Common Stock of JII was offered and sold in accordance with applicable federal and state securities laws or applicable exceptions thereunder and there are no preemptive rights in respect thereof.

          (b) Except for options for 285,174 (post-split) shares issued to Eles Dobronsky during December, 1996 which options are issued and outstanding at date, there are no outstanding rights, options, warrants, rights, calls, puts, commitments, plans or other agreements of any nature or character providing for the purchase or issuance of any other authorized, unissued shares of the Common Stock of JII.

     E. Financial Statements. The Buyer has delivered or caused to be delivered to the Seller copies of its financial statements, balance sheets, income statements and last U.S. tax return.

     F. Financial Position. The (unaudited) balance sheets of JII as at April 30, 1997, (hereinafter called the "Balance Sheet Date") and the related statements of income and changes in financial positions for each of the fiscal periods then ended, in the form contained in the JII draft Annual Report on Form 10-K, are correct and complete in all material respects and present fairly the financial position of JII at the respective dates thereof, and changes in its financial position for each of the respective fiscal periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis with prior fiscal periods. The (unaudited) statement of financial position of the Company as at the Balance Sheet Date may hereafter be called the "April, 1997 Balance Sheet".

     G.   Liabilities  and  Taxes.  As at the  Balance  Sheet  Date,  JII had no
          liabilities or obligations, absolute, accrued, contingent or otherwise, which have not been reflected in the (unaudited) April, 1997 Balance Sheet or otherwise disclosed to the Buyer. The JII April 30, 1997 Balance Sheet (unaudited) includes adequate provision, in accordance with generally accepted accounting principles, for:

          i.   all taxes, federal, state and local, payable by JII; and

          ii. all other liabilities of the Company including, without limiting the generality of the foregoing, all accounts payable, accrued expenses, sundry payables and current and future installments on indebtedness payable, if applicable.

     H.   No Material Change. Since the Balance Sheet Date, there has been:

          i. no material change in the assets or liabilities or the condition, financial or otherwise of JII, whether or not arising from transactions in the ordinary course of business; and

          ii. no payment, agreement or promise by JII out of the normal course of its business to pay any wages, salaries, compensation or remuneration of any kind;

          iii. no disbursement or agreement to make a disbursement of any kind out of the normal course of its business;

          iv. no payment or declaration by JII of any unpaid dividend or distribution on, or purchase, redemption or other acquisition by JII of, any shares of stock or other securities issued by JII;

          v. no changes in the inventories reflected in the unaudited financial statements of the Company which are readily merchantable, containing no material amount of slow moving, obsolete or damaged goods which have not been written down in conformity with generally accepted accounting principles applied on a basis consistent with prior periods; and

          vi. no change in the trade receivables reflected in the unaudited financial statements of the Company which are, except to the extent heretofore collected, fully collectible and subject to no counterclaims or set-offs. Since the Balance Sheet Date, except as reflected therein, the Company has not issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business.

          Since the Balance Sheet Date, there has been no material change in the business or operations of JII and since the Balance Sheet Date, its properties and assets have not been materially adversely affected in any way as a result of any occurrence, including, without limitation, fire, explosion, earthquake, flood, windstorm, accident or any other casualty, labor trouble, condemnation, requisition or taking by any government or any agency of any government, embargo, riot, act of god or other similar or dissimilar casualty or event.

     I. Contracts, Obligations. Except as reflected in the draft JII Annual Reports on Form 10-K for the years ended April 30, 1996 and 1997, JII is neither party to nor bound or affected by any:

          i.   executory contracts for the purchase, sale or lease of assets;

          ii.  management, employment, agency or consulting contracts;

          iii. collective bargaining agreements or other contracts with labor unions;

          iv. bonus, profit-sharing, pension, employee benefit, retirement or deferred compensation plans or arrangements;

          v. outstanding options or warrants, other than the Dobronsky options reflected in paragraph 5.1, D., for the purchase of its common stock or of any other security;

          vi.  contracts with any distributor, dealer or sales representative;

          vii. note   agreements,   loan   agreements,   indentures   or   other
               instruments; and

          viii instruments evidencing liens or secured transactions.

          Each contract, lease, agreement, covenant, license, instrument or commitment, if any, described in such draft Forms 10-K is valid, in full force and effect and enforceable in accordance with its terms.

     J. Tax Returns, Required Filings. JII has filed with appropriate governmental agencies all reports, applications, instruments and other documents required by applicable federal or state securities laws and all tax returns required to be filed with such agencies and is not delinquent with respect to any such filing and all such filings have been true, correct and complete. JII has paid all taxes which have or may become due pursuant to such returns and all assessments, fees and charges claimed to be due by all federal, state, local and other taxing authorities and any such payments are reflected on the (unaudited) April 30, 1997 Balance Sheet or the (unaudited) financial statements attached thereto. The federal income tax liability of JII has been paid in full and there are no outstanding agreements, waivers or other arrangements extending the statutory period of limitation applicable to any tax return or report by, or the payment of taxes, charges or deficiencies by the Company. JII has no knowledge, notice or reason to know that any federal, state or local taxing authority has asserted or may assert any claim or deficiency for non-payment of any income, franchise, sales, property or other taxes of any nature.

     K. Performance of Obligations. JII, in all material respects has performed, or is now performing, all obligations required to be performed by it, nor is there any event which with the passage of time, notice or either of them would constitute a default in any respect under any material contract, license, lease, instrument or commitment by which JII is bound or to which it is a party. Neither JII nor any of its officers or directors has received any notice, whether or writing or not, of any default, claim, investigation or dispute affecting JII.

     L. Investigations; Litigation. There is no inquiry, litigation, action, investigation, claim, suit, dispute or proceeding pending or threatened against or affecting JII, or any officer or director of JII, at law or in equity, before any federal, state, municipal or other authority or body, relating to JII or its securities, to the JII shares, to this Agreement, or to the transactions contemplated by this Agreement. Neither JII nor any officer or director of JII is in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental authority, relating to JII or its securities, to the Shares, to this Agreement, or to the transactions contemplated herein. JII represents and warrants that there are no actions, suits, proceedings, complaints, claims or governmental investigations pending, or to the best of its knowledge, threatened, against or effecting the Company. There are no outstanding orders, decrees or stipulations issued by local, state or federal authority in any proceeding related to JII or in which JII is or was a party. JII represents that the Company is not current with respect to all filings with all governmental authorities. See sub-paragraph 5.1, M., below.

     M. Compliance with Applicable Law. Other than its continuing three year delinquency in the filing of periodic reporting (Forms 10-Q and 10-K) under the Securities & Exchange Act of 1934, JII has complied with all laws, regulations and orders applicable to its conduct including, without limiting the generality of the foregoing, any zoning ordinances, federal and state securities laws, the federal Occupational Safety And Health Act or the federal Employee Retirement Income Security Act and all federal and state environmental laws and has not received any written or oral notification to the contrary.

     N. No Breach of Obligation. Neither the execution of this Agreement by its officers thereunto duly authorized, or by JII, nor the performance of the obligations of any of them hereunder, nor any action of JII contemplated by this Agreement, conflicts with, constitutes grounds for termination of, or constitutes a default under, any promissory note, indenture, agreement, contract, license, lease, instrument or commitment to which JII is a party or to which it is or may be bound, or conflicts with the company's Certificate of Incorporation or its By-Laws.

     O. Full Disclosure. All information contained in the materials furnished to the Buyer pursuant to this Agreement by JII is, and shall be at the Closing, correct and complete in all material respects. Such information, and any other information, representations and warranties given to the Buyer by JII or contained in any draft filing with the U.S. Securities & Exchange Commission or any state securities authorities, delivered to the Buyer by JII do not make any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which such statements are made, correct, complete and not misleading. All information relating to JII which is known or would on reasonable inquiry be known to its officers and directors and which may be material to an intending purchaser for value of capital stock of JII has been disclosed to the Seller and any such information arising prior to the Closing Date will forthwith be disclosed to the Seller. All underlying documents incorporated or referred to herein or in documents furnished to the Seller pursuant to this Agreement by JII are true and correct copies thereof, as the same have been or shall be amended or modified. No fraud, waste or other violations of, or non-compliance with, law or the duties of JII, or its officers and directors, has been committed in connection with the acquisition, disposition, write- down or valuation of the Company's assets or in connection with its purchase of the parts inventory hereunder.

     P. Certain Transactions. There are no present contracts, leases, agreements, covenants, licenses or commitments, written or oral, between JII and any JII shareholder, director, officer or affiliate of JII which is not reflected in its draft Annual Reports on Form 10-K for the years ended April 30, 1996 and 1997.

     Q. Binding Agreement. This Agreement constitutes a valid and binding obligation of JII, enforceable in accordance with its terms.

     R.   Survival. Each of the representations and warranties set forth in this
          Article V shall survive the Closing and shall be deemed renewed and made again at the Closing as if made as at such time, except to the extent of changes contemplated by this Agreement.

     S. Conditions Precedent to Buyer's Obligations. Unless, at the Closing, each of the following conditions is either satisfied or waived by the Buyer in writing, the Buyer shall not be obligated to effect the transactions under this Agreement:

          i.   The representations and warranties of Seller set forth in Section
               6.1. hereof are true, correct, complete and not misleading at the date of this Agreement and will be true, correct, complete and not misleading as of the Closing as if each were again made at such time.

          ii. No claim, investigation, proceeding or litigation, either administrative or judicial, shall be threatened or pending against JII or RADA for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement, or the consummation thereof, is improper, or that might materially or adversely affect the business of JII or the right of the Seller to acquire and retain the Shares or to conduct, following such acquisition, the business of JII.

          iii. All legal matters in connection with this Agreement and the transactions contemplated herein, shall be in form and substance, and all legal proceedings and of all papers and documents used or delivered hereunder, shall be reasonably satisfactory to Eugene Michael Kennedy, P.A., counsel for the Buyer.

          iv. Any and all consents, approvals and authorizations that may be required for the execution and delivery of this Agreement and consummation of the transactions contemplated herein shall have been obtained in form and substance satisfactory to the Buyer.

     T. Legal Opinion. At the Closing, the Company will deliver to Seller an opinion of counsel from Eugene Michael Kennedy, P.A. addressed to the Buyer dated the Closing Date, substantially to the effect of sections 5.1, A., B., C., D.(b), I., K., L., M., N., O., P., Q., R. and S.


                                   ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     6.1 Except as disclosed in the schedules attached hereto, as a material inducement to the Buyer to execute and perform its respective obligations under this Agreement, the Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date as follows:

     A. Organization and Good Standing - Compliance. RADA is duly organized, validly existing and in good standing under the laws of Israel with full power and authority to own or lease and operate its properties and assets and to carry on any business as it is now being conducted, and is qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on the business of RADA or its properties. The Seller has full right, power and authority to enter into this Agreement and to perform their respective obligations as provided herein. The execution, delivery and performance of this Agreement does not violate or conflict with any applicable law.

     B. Liens And Encumbrances. There are no liens, encumbrances, pledges, probational agreements or claims of any nature against the parts inventory to be transferred to the Seller by the Buyer. RADA is the sole and absolute owner of the inventory transferred hereunder and has full power and authority to complete the transactions contemplated herein.

     C. Full Disclosure. All information contained in the materials attached to this Agreement and in the documents furnished to the Buyer pursuant to this Agreement by RADA is, and shall be at the Closing, correct and complete in all material respects. Such information, and any other information, representations and warranties given to the Buyer by Seller, do not make any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which such statements are made, correct, complete and not misleading. All underlying documents incorporated or referred to herein or in documents furnished to the Buyer pursuant to this Agreement by the Seller are true and correct copies thereof, as the same have been or shall be amended or modified.

     D.   Survival. Each of the representations and warranties set forth in this
          Article VI shall survive the Closing and shall be deemed renewed and made again at the Closing as if made as at such time, except to the extent of changes contemplated by this Agreement.

     E. Conditions Precedent to Seller's Obligations. Unless, at the Closing, each of the following conditions is either satisfied or waived by the Seller in writing, the Seller shall not be obligated to purchase the Shares and shall not otherwise be obligated to effect the transactions under this Agreement:

          i.   The  representations  and  warranties  of the  Buyer set forth in
               Section 5.1. hereof are true, correct, complete and not misleading at the date of this Agreement and will be true, correct, complete and not misleading as of the Closing as if each were again made at such time.

          ii. JII shall have complied with and performed each and every covenant set forth in this Agreement to be performed by JII prior to or at the Closing.

          iii. No claim, investigation, proceeding or litigation, either administrative or judicial, shall be threatened or pending against JII or the Shares for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement, or the consummation thereof, is improper, or that might materially or adversely affect JII or the right of JII to transfer the Shares.

          iv. There shall be furnished to the Seller prior to or at the Closing a certificate dated as of the Closing Date signed by JII to the effect that all of the conditions set forth in this Article VI. have been satisfied.

          v. All legal matters in connection with this Agreement and the transactions contemplated herein, shall be in form and substance, and all legal proceedings, and of all papers and documents used or delivered hereunder, shall be reasonably satisfactory to Hadas Barnoy, Esq., counsel for the Seller.

          vii. Any and all consents, approvals and authorizations that may be required for the execution and delivery of this Agreement and consummation of the transactions contemplated herein shall have been obtained in form and substance satisfactory to the Seller.

                                  ARTICLE VII.
                    MUTUAL HOLD HARMLESS AND INDEMNIFICATION
                    ----------------------------------------

     A. By Seller. The Seller agrees to defend, indemnify, and hold Buyer harmless from and against any loss, claim, damage, liability or expense (including reasonable attorneys fees):

          i. incurred or sustained by the Buyer on account of any and all liabilities of Seller,

          ii. incurred or sustained by the Buyer on account of any misrepresentation or breach of any representation, warranty, covenant, or agreement of the Seller contained in this Agreement or in any schedule, exhibit, or other document delivered pursuant hereto, or

          iii. incurred or sustained by the Buyer on account of any liability of the Seller for a finder's fee, brokerage commission, or other like payment. If any claim is asserted against the Buyer for which indemnification may be sought under the provisions of this
               Article VII, the Buyer shall promptly notify the Seller that the Seller may participate in the negotiation and settlement of any such claim at the Seller's expense and permitting the Seller to join in the defense of any legal action arising therefrom at the Seller's expense. The Seller shall not be liable to the Buyer under this Article VII for losses aggregating less than $1,000.00 (U.S.) or for losses with respect to any claim for which the Buyer shall have failed to notice the Seller in writing within eighteen (18) months from the Closing Date.

          B. By Buyer. The Buyer agrees to defend, indemnify and hold the Seller harmless from and against any loss, claim, damage, liability or expense (including reasonable attorneys fees):

               i. incurred or sustained by Seller on account of liabilities and obligations arising out of or attributable to the operation of the Business after the Closing date, or accruing after the Closing Date under the contracts, lease or understandings assigned to the Seller,

               ii. incurred or sustained by the Seller on account of any misrepresentation or breach of any representation, warranty, covenant, or obligation of the Buyer contained in this Agreement or in any schedule, exhibit, or other document delivered pursuant hereto, or

               iii. incurred  or  sustained  by the  Seller  on  account  of any liability of the Buyer for a finder's fee, brokerage commission, or other like payment. If any claim is asserted against Seller from which indemnification may be sought under the provisions of this Article VII, the Seller shall promptly notify the Buyer of such claim and thereafter shall permit the Buyer at the Buyer's expense to participate in the negotiation and settlement of any such claim and to join in the defense of any legal action arising therefrom. The Buyer shall not be liable to Seller under this Article VII for losses aggregating less than $1,000.00 (U.S.) or for losses with respect to which the Seller shall not have given the Buyer notice in writing within eighteen (18) months after the Closing Date.


                                  ARTICLE VIII.
                                    NO BROKER
                                    ---------

     Buyer and Seller all represent and warrant that all introductions, discussions, negotiations and all dealing with respect to the transactions contemplated herein have been undertaken directly by the parties or their representatives and that no other person, firm or entity has acted in this contemplated transaction in any way, directly or indirectly, so as to give rise to entitlement or claim to a finder's fee, brokerage fee or other like payment.

                                  ARTICLE IX.
                                CLOSING DOCUMENTS
                                -----------------

     The parties hereto shall execute such customary documents as may be reasonably necessary for the implementation and consummation of the transaction contemplated in this Agreement.

                                   ARTICLE X.
                                    SURVIVAL

     The  obligations  and acts which are to be  performed  hereunder  after the
Closing  Date  and  the  several  covenants,  representations,   warranties  and
agreements of the parties herein contained shall survive the Closing Date.

                                   ARTICLE XI.
                REMEDIES ON DEFAULT OCCURRING AFTER CLOSING DATE
                ------------------------------------------------

     In the event of a material breach of any term or condition of this Agreement or any warranty or representation contained herein by either the Buyer or the Seller arising after the Closing Date, the injured party may pursue all remedies at equity and at law as it may determine in its sole discretion, including specific performance, if applicable.

                                  ARTICLE XII.
                                  NO ASSIGNMENT
                                  -------------

     This Agreement shall not be assignable or delegable by either the Seller or the Buyer.

                                  ARTICLE XIII.
                         ENTIRE AGREEMENT; MODIFICATION
                         ------------------------------

     This Agreement embodies the entire Agreement between the parties hereto with respect to the subject matter hereof. It supersedes any prior agreement or understanding relating to the subject matter and may not be amended or modified except by an instrument in writing duly executed by all of the parties hereto.


                                  ARTICLE XIV.
                                    HEADINGS
                                    --------

     The headings of the Articles of this Agreement are for convenience of reference only and do not alter or affect the terms of this Agreement.

                                  ARTICLE XV.
                                  GOVERNING LAW
                                  -------------

     This Agreement shall be construed and governed in accordance with the laws of the State of Florida and shall be deemed to have been negotiated and performed in the State of Florida. Venue in any dispute arising hereunder shall be in Broward County, Florida.

                                  ARTICLE XVI.
                                     NOTICE
                                     ------

     All notices, demands, requests and correspondence shall be deemed duly given if mailed by certified mail, postage prepaid, and addressed as follows:

         If to the Seller:                  RADA Electronic Industries, Ltd.
                                            --------------------------------
                                            --------------------------------

         And to:                            Hadas Barnoy, Esq.
                                            -------------------
                                            -------------------

         If to the Buyer:                   Jetborne International, Inc.
                                            4010 Northwest 36th Avenue
                                            Miami, Florida  33142

         And to:                            Eugene M. Kennedy, Esq.
                                            Eugene Michael Kennedy, P.A.
                                            517 Southwest 1st Avenue
                                            Ft. Lauderdale, FL  33301


                                  ARTICLE XVII.
                                  COUNTERPARTS
                                  ------------

     This Agreement may be executed upon any number of identical counterparts with the same effect as if the signature or signatures to each counterpart were upon the same physical instruments.




     WHEREFORE, the parties have hereunto set their hands and seals as of the date first written above.

                                        AS TO BUYER:

                                        Jetborne International, Inc., a Delaware corporation


                                        BY: /s/R. Harkus
                                            ------------
                                            R. Harkus, Director

(SEAL)                                  ATTEST:


                                        BY: /s/R. Harkus
                                            ------------
                                            R. Harkus, Secretary

                                        AS TO SELLER:

                                        RADA Electronic Industries, Ltd.,
                                        an Israeli corporation


                                        BY: /s/Haim Nissensen
                                            -----------------
                                            Chaim Nissensen, President

(SEAL)                                  ATTEST:

                                        BY: /s/Hadas Barnoy Tsror
                                            ---------------------
                                            Hadas Barnoy Tsror, Secretary





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